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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                October 11, 2000
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                       COMPUTERIZED THERMAL IMAGING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                     000-23955                  87-0458721
------------------------    ------------------------    ------------------------
    (State or Other         (Commission File Number)       (I.R.S. Employer
    Jurisdiction of                                      Identification Number)
    Incorporation or
     Organization)


                     476 HERITAGE PARK BOULEVARD, SUITE 210
                               LAYTON, UTAH 84041
               --------------------------------------------------
                    (Address of principal executive offices)


                                 (801) 776-4700
                            ------------------------
                         (Registrant's telephone number)


                                 Not Applicable
                            ------------------------
            (Former Name and Address of Principal Executive Offices)



Item 5.  Other Events.

         In connection with Latin America markets, in September 1999, we engaged William L. Mazilly and Amirali A. Rajwany, independent consultants, to establish a consortium in Latin America to market and deploy our Breast Imaging System throughout Central and South America. For services rendered in connection therewith, each was paid 100,000 shares of our common stock

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valued at $1.20 per share. As a result of their efforts, we entered into two
Letter Agreements (collectively, the "Agreements") on October 28, 1999 with Computerized Thermal Imaging International, Inc. ("CTII"), an entity in which we received a 15 percent interest, whereby CTII received, among other things, 1) the exclusive right to represent the expansion of our business into Central and South America, 2) the obligation to prepare and implement a marketing strategy for deployment of our Breast Imaging System in those areas of the world, 3) the right of first refusal on our Health Card manufacturing worldwide, and 4) the obligation to sell a minimum of 100 of our Breast Imaging Systems over a two-year period in the target territories. The Agreements further provided that we would grant to CTII, as compensation, options to purchase up to 5 million shares of our common stock in 50,000 share increments contingent on their placement of each Breast Imaging System into commercial use in the specified territories. Each 50,000 block of options granted the holder thereof the right to purchase, for a period of two years, 50,000 shares of our common stock at a strike price equal to $1.6745, a 15 percent discount to the bid price of our common stock on October 28,1999.

         Pursuant to the Agreements, on June 6, 2000, we sold 10 Breast Imaging Systems to CTII for $5 million. In connection therewith, we received a down payment of $1.75 million with the remaining $3.25 million to be received upon delivery of the systems. The sales invoice obligated us to deliver the 10 systems to CTII on, or about, mid-October, 2000. In connection therewith, we expected to issue 500,000 options upon the delivery and placement of such systems into commercial use. As of the date hereof, we have not issued any options to CTII.

         In late September 2000, we advised CTII of our desire to renegotiate the foregoing Agreements given the substantial change in market conditions, the increased value of our common stock and unresolved issues concerning their deployment of our systems in Mexico. On October 11, 2000, following attempts to reach more favorable terms, we decided it was in the best interests of the Company and our shareholders to mutually terminate the Agreements and the sale of the 10 units. We accordingly did so and have refunded by wire transfer the down payment received from CTII on the initial sale of the 10 units. In connection with the termination of the Agreements, our 15% ownership in CTII reverts back to the remaining principals of CTII and each party to the Agreements will bear the respective costs of any performance under the Agreements. In consideration of these efforts to expand our business into Latin America, Mr. Mazilly and Mr. Rajwany will retain the common stock previously granted to them.


Item 7.  Exhibits

         The following exhibits are filed herewith:

         Exhibit 10. Letter of Agreement Terminating Agreements dated October 28, 1999 and Purchase Order dated June 5, 2000.

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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTERIZED THERMAL IMAGING, INC.

Date: 10/13/2000                                     By: /s/ Kevin L. Packard
-------------------                                     ------------------------
                                                        Kevin L. Packard
                                                        Chief Financial Officer,
                                                         Secretary & Treasurer


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